UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 6, 2016

TEGNA INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	1-6961	16-0442930
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

7950 Jones Branch Drive McLean, Virginia		22107-0150
(Address of Principal Executive Offices)		(Zip Code)

(703) 854-7000

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 6, 2016, Gracia C. Martore officially informed the board of directors of TEGNA Inc. (“TEGNA” or the “Company”) that she plans to retire as president, chief executive officer and a member of the board of directors upon the closing of the proposed spin-off of Cars.com, discussed below.

Item 7.01	Regulation FD Disclosure

On September 7, 2016, the Company issued a press release relating to the proposed spin-off and certain other matters. The Company also will make a presentation to investors relating to the proposed spin-off and certain other matters. Copies of the press release and investor presentation are furnished herewith as Exhibits 99.1 and 99.2, respectively. The press release and investor presentation are furnished under this Item 7.01 and shall not be deemed filed with the U.S. Securities and Exchange Commission (“SEC”) for purposes of Section 18 of the Securities Exchange Act of 1934, as amended. The information contained in the press release and investor presentation shall not be incorporated by reference into any filing of the Company regardless of general incorporation language in such filing, unless expressly incorporated by reference in such filing.

Item 8.01	Other Events

On September 7, 2016 the Company announced that its board of directors has authorized senior management to pursue the spin-off of Cars.com from TEGNA, creating two independent publicly-traded companies: TEGNA, the largest independent broadcast station group among major network affiliates in the top 25 markets, and Cars.com, a top online destination in the digital automotive marketplace. The spin-off is expected to be completed during the first half of 2017, subject to the satisfaction of a number of conditions, including final approval of the Company’s board of directors, receipt of an opinion from tax counsel, the effectiveness of a Form 10 registration statement to be filed with the SEC, and other customary matters. There can be no assurance regarding the ultimate timing of the proposed spin-off or that it will be completed.

The Company also announced that it is evaluating strategic alternatives for CareerBuilder, including a possible sale. The Company owns a 53% controlling interest in CareerBuilder. At this time, there can be no guarantee that any of the options under review will result in a transaction.

Upon Ms. Martore’s retirement as described above, David T. Lougee, who currently serves as the President of TEGNA Media, is expected to assume the role of chief executive officer and president of TEGNA. Following the closing of the spin-off, the current chief executive officer and president of Cars.com, Alex Vetter, is expected to continue in his role, and Messrs. Lougee and Vetter are expected to be appointed to the boards of directors of TEGNA and Cars.com, respectively.

Mr. Lougee, 57, has served as president of TEGNA Media since 2015. Mr. Lougee previously served as president of Gannett Broadcasting from 2007 to 2015. Prior to joining Gannett in 2007, Mr. Lougee served as executive vice president, media operations for Belo Corp. Mr. Lougee is the joint board chairman of the National Association of Broadcasters and also serves on the boards of BMI and the Broadcasters Foundation of America.

Mr. Vetter, 46, has served as president and chief executive officer of Cars.com since 2014. Mr. Vetter previously served as senior vice president and chief operating officer of Cars.com from 2006 to 2014. Prior to that, Mr. Vetter served Cars.com in various other management capacities since it was launched in 1998. Mr. Vetter is a director of RepairPal, Inc.

Safe Harbor for Forward-Looking Statements

Any statements contained in this communication that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward looking statements may include statements with respect to TEGNA’s potential separation of Cars.com from TEGNA and the distribution of Cars.com shares to TEGNA’s shareholders, the expected financial and operational results of TEGNA and Cars.com after the separation and distribution, the evaluation of strategic alternatives for CareerBuilder, and changes to TEGNA’s management. Any forward-looking statements contained herein are based on Company management’s current beliefs and expectations, but are subject to a number of risks, uncertainties and changes in circumstances, which may cause actual results or company actions to differ materially from what is expressed or implied by these statements. Such risks, uncertainties and changes in circumstances include, but are not limited to: uncertainties as to the timing of the spin-off or whether it will be completed, the failure to satisfy any conditions to complete the spin-off, the expected tax treatment of the spin-off, the impact of the spin-off on the businesses of TEGNA and Cars.com, and uncertainties as to the results of the evaluation of strategic alternatives for CareerBuilder, whether such evaluation will result in a transaction, and the failure to achieve anticipated benefits of any such potential transaction. Economic, competitive, governmental, technological and other factors and risks that may affect TEGNA’s operations or financial results are discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, and in subsequent filings with the U.S. Securities and Exchange Commission. The Company disclaims any obligation to update these forward-looking statements other than as required by law.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits

Exhibit	Description

99.1	Press Release issued by TEGNA Inc. on September 7, 2016.

99.2	Investor Presentation made by TEGNA Inc. on September 7, 2016.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEGNA INC.

By:	/s/ Todd A. Mayman
Todd A. Mayman
Executive Vice President, Chief Legal and Administrative Officer

Date: September 7, 2016

EXHIBIT INDEX

Exhibit	Exhibit

99.1	Press Release issued by TEGNA Inc. on September 7, 2016.

99.2	Investor Presentation made by TEGNA Inc. on September 7, 2016.